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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 10, 2001, incorporated by reference in Computer Motion, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP





Los Angeles, California
February 25, 2002